Exhibit 99.1

Innodata Isogen Reports Second Quarter 2010 Results

Authorizes $2.1 Million Stock Repurchase Program

NEW YORK--(BUSINESS WIRE)--July 27, 2010--INNODATA ISOGEN, INC. (NASDAQ: INOD), today reported results for the second quarter ended June 30, 2010 and the first six months of 2010.

  Total revenue was $15.4 million for the second quarter of 2010, compared to $15.5 million in the first quarter of 2010, and $20.9 million in the second quarter of 2009.
  The $5.5 million decline from the second quarter of 2009 was primarily due to reduced business volume from one of Innodata Isogen’s two largest clients, partially offset by continued growth in other areas of the company’s business.
  Pre-tax loss was approximately $0.5 million in the second quarter of 2010 compared to a pre-tax loss of $0.9 million in the first quarter of 2010, and pre-tax income of $4.4 million in the second quarter of 2009.
  Net loss for the second quarter of 2010 was $0.9 million or ($0.03) per diluted share, compared to a net loss of $1.4 million or ($0.06) per diluted share in the first quarter of 2010, and net income of $3.2 million, or $0.13 per diluted share in the second quarter of 2009.
  In the first six months of 2010, revenue was $30.9 million, down 27% from revenue of $42.0 million in the first six months of 2009. Net loss in the first half of 2010 was $2.3 million, or ($0.09) per diluted share, compared to net income of $6.8 million, or $0.27 per diluted share, in the first half of 2009.
  The company’s balance sheet continues to be strong with $27.0 million of cash and cash equivalents and investments as of June 30, 2010, compared to $25.8 million as of March 31, 2010.

Innodata Isogen also announced that its board of directors has authorized the repurchase of up to $2.1 million of its common stock in open market or private transactions. The timing and nature of repurchases are subject to market and business conditions and applicable securities laws. Depending on market conditions and other factors, these repurchases may be commenced or suspended from time to time without prior notice. The repurchase authorization replaces a $2.0 million authorization made in May 2008 under which the company bought approximately 606,000 shares for approximately $1.9 million.

“At every level, our organization has been focused on recovering from the operating issues that impacted us earlier in 2010,” said Jack Abuhoff, Chairman and CEO of Innodata Isogen. “We continue to see that publishers and other enterprise customers have a real need for the kinds of editorial and production services that Innodata Isogen is known for, and I remain confident that we are taking the necessary steps to resume growth and address our market opportunity over time.

“Our board’s decision to authorize the share repurchase program underscores their confidence in our market opportunity and long-term strategy. At the same time, we continue to benefit from a strong balance sheet that will support continued investment in our business.”

Timing of Conference Call with Q&A

Innodata Isogen will conduct an earnings conference call, including a question & answer period, at 11AM ET today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-245-0987 (Domestic)
1-913-981-5582 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Pass code on replay only: 9974628

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata-isogen.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata Isogen

Innodata Isogen (NASDAQ: INOD), is a leading provider of knowledge process outsourcing (KPO) services, as well as publishing and related information technology (IT) services.

We work as a product development partner to our clients, helping them meet their content creation and publishing challenges. We provide outsourcing services that draw upon onshore and offshore resources, proven project management and highly engineered processes and tools. We also help our clients improve their internal business operations with process and systems engineering. Our clients include leading enterprises in information-intensive industries such as media, publishing and information services, high technology, manufacturing, aerospace, defense, law, government and intelligence.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata Isogen has offices and operations in the United States, the United Kingdom, France, Israel, China, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, the primarily at-will nature of the company's contracts with its customers and the ability of customers to reduce, delay or cancel projects, including projects that the company regards as recurring; continuing revenue concentration in a limited number of clients; continuing reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2010	2009	2010	2009

Revenues	$15,386	$20,905	$30,860	$42,017

Operating costs and expenses:
Direct operating expenses	12,107	13,469	24,379	25,876
Selling and administrative expenses	3,770	3,063	7,905	6,670
Interest income, net	(33)	(6)	(35)	(19)

Total	15,844	16,526	32,249	32,527
Income (loss) before provision for income taxes	(458)	4,379	(1,389)	9,490

Provision for income taxes	416	1,175	889	2,705
Net income (loss)	$(874)	$3,204	$(2,278)	$6,785
Income (loss) per share:
Basic	$(.03)	$.13	$(.09)	$.28
Diluted	$(.03)	$.13	$(.09)	$.27
Weighted average shares outstanding:
Basic	25,419	24,249	25,400	24,194
Diluted	25,419	25,373	25,400	24,912
INNODATA ISOGEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	June 30,	December 31,
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$19,448	$26,480
Short term investments - other	5,577	-
Accounts receivable, net	10,140	11,741
Prepaid expenses and other current assets	2,554	3,899
Deferred income taxes	1,677	1,763

Total current assets	39,376	43,883

Property and equipment, net	5,130	5,559

Other assets	2,303	2,505

Long term investment - other	2,000	-

Deferred income taxes	909	943

Goodwill	675	675

Total assets	$50,393	$53,565

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$3,173	$3,554
Accrued salaries, wages and related benefits	5,274	5,022
Income and other taxes	1,354	1,339
Current portion of long-term obligations	572	892
Deferred income taxes	42	487

Total current liabilities	10,415	11,294

Deferred income taxes	87	87

Income and other taxes – long term	360	-

Long term obligations	1,325	1,199

Stockholders' equity	38,206	40,985

Total liabilities and stockholders’ equity	$50,393	$53,565

CONTACT:
Innodata Isogen, Inc.
Corey D. Luskin, 201-371-8055
Vice President
cluskin@innodata-isogen.com